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EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     As independent auditors, we hereby consent to the incorporation in this filing on Form 8K/A of our report dated October 6, 2000 on our audit of the combined financial statements of CWC ConsumerCo as of March 31, 1999 and 2000 and for the three years ended March 31, 2000.

                                          /s/ Arthur Andersen

London, England
May 4, 2001

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